UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

(Post-Effective Amendment No. 1 to Form 40-F)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Glass House Brands Inc.

(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

3645 Long Beach Blvd. Long Beach, California Telephone: 212-299-7670 (Address of principal executive offices)	90807 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered N/A	Name of each exchange on which each class is to be registered N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Subordinate, Restricted and Limited Voting Shares, without par value.

EXPLANATORY NOTE

This Form 8-A is being filed by Glass House Brands Inc. (formerly known as Mercer Park Brand Acquisition Corp. and referred to herein as the “Company”) pursuant to General Instruction D(6) of Form 40-F, to amend (the “Amendment”) the Form 40-F filed by the Company on March 19, 2021, as amended by Amendment No. 1 to Form 40-F filed by the Company on March 30, 2021 (as amended, the “Form 40-F”). The Amendment amends the Form 40-F to change the title of the “Securities registered pursuant to Section 12(g) of the Act” on the cover page of the Form 40-F to read as follows: Subordinate, Restricted and Limited Voting Shares, without par value (the “Shares”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Shares is included under the heading “DESCRIPTION OF SECURITIES” in the Company’s Prospectus, dated May 6, 2021, attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

99.1	Amended and Restated Articles of Glass House Brands Inc. (incorporated by reference to Schedule “B” included in Exhibit 99.3 to the Form 6-K for the month of June 2021 furnished to the United States Securities and Exchange Commission on October 13, 2021 (File No. 000-56261)).

99.2	Prospectus, dated May 6, 2021 (incorporated by reference to Exhibit 99.70 to the Form 6-K for the month of May 2021 furnished to the United States Securities and Exchange Commission on October 13, 2021 (File No. 000-56261)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Glass House Brands Inc.

Date: November 17, 2021	/s/ Kyle Kazan
	By:	Kyle Kazan
	Title:	Chief Executive Officer

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